Exhibit 10.1

KODIAK OIL & GAS CORP.

NON-INCENTIVE PERFORMANCE-BASED STOCK OPTION AGREEMENT

This NON-INCENTIVE STOCK OPTION AGREEMENT (the “Agreement”) is made this        day of               ,           , by and between Kodiak Oil & Gas Corp., a Yukon Territory corporation (the “Company”) and                         , an individual resident of                (“Employee”).

1.             Grant of Stock Options.  The Company hereby grants Employee stock options (the “Stock Options”) to purchase all or any part of an aggregate of                  shares (the “Shares”) of Common Stock of the Company at the exercise price of                per share according to the terms and conditions set forth in this Agreement and in the Kodiak Oil & Gas Corp. 2007 Stock Incentive Plan (the “Plan”).  The Stock Options will not be treated as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  The Stock Options are issued under the Plan and are subject to its terms and conditions.  A copy of the Plan will be furnished upon request of Employee.

The Stock Options shall terminate at the close of business five years from the date hereof.

2.             Vesting of Stock Option Rights.

(a)   Except as otherwise provided in this Agreement, the Stock Options shall vest and may be exercised by Employee in accordance with the performance vesting conditions set forth at Exhibit A (“Performance Vesting Conditions”).

(b)   During the lifetime of Employee, the Stock Options shall be exercisable only by Employee and shall not be assignable or transferable by Employee, other than by will or the laws of descent and distribution.

3.             Exercise of Stock Options after Death or Termination of Employment. The Stock Options shall terminate and may no longer be exercised if Employee ceases to be employed by the Company or its affiliates, except that:

(a)           If Employee’s employment shall be terminated for any reason, voluntary or involuntary, other than for “Cause” (as defined in Section 3(e)) or Employee’s death or disability (within the meaning of Section 22(e)(3) of the Code), Employee may at any time within a period of 3 months after such termination exercise the Stock Options to the extent the Stock Options were exercisable by Employee on the date of the termination of Employee’s employment.

(b)           If Employee’s employment is terminated for Cause, the Stock Options shall be terminated as of the date of the act giving rise to such termination.

(c)           If Employee shall die while the Stock Options are still exercisable according to its terms or if employment is terminated because Employee has become disabled (within the meaning of Section 22(e)(3) of the Code) while in the employ of the Company and Employee shall not have fully exercised the Stock Options, such Stock

Options may be exercised at any time within 12 months after Employee’s death or date of termination of employment for disability by Employee, personal representatives or administrators or guardians of Employee, as applicable or by any person or persons to whom the Stock Options are transferred by will or the applicable laws of descent and distribution, to the extent of the full number of Shares Employee was entitled to purchase under the Stock Options on (i) the earlier of the date of death or termination of employment or (ii) the date of termination for such disability, as applicable.

(d)           Notwithstanding the above, in no case may the Stock Options be exercised to any extent by anyone after the termination date of the Stock Options.

(e)           “Cause” shall mean (i) the willful and continued failure by Employee substantially to perform his or her duties and obligations (other than any such failure resulting from his or her incapacity due to physical or mental illness), (ii) Employee’s conviction or plea bargain of any felony or gross misdemeanor involving moral turpitude, fraud or misappropriation of funds or (iii) the willful engaging by Employee in misconduct which causes substantial injury to the Company or its affiliates, its other employees or the employees of its affiliates or its clients or the clients of its affiliates, whether monetarily or otherwise.  For purposes of this paragraph, no action or failure to act on Employee’s part shall be considered “willful” unless done or omitted to be done, by Employee in bad faith and without reasonable belief that his or her action or omission was in the best interests of the Company.

4.             Method of Exercise of Stock Options.  Subject to the foregoing, the Stock Options may be exercised in whole or in part from time to time by serving written notice of exercise on the Company at its principal office within the Stock Options period.  The notice shall state the number of Shares as to which the Stock Options are being exercised and shall be accompanied by payment of the exercise price.  Payment of the exercise price shall be made in cash (including bank check, personal check or money order payable to the Company).

5.             Miscellaneous

(a)   Plan Provisions Control.  In the event that any provision of the Agreement conflicts with or is inconsistent in any respect with the terms of the Plan, the terms of the Plan shall control.

(b)   No Rights of Stockholders.  Neither Employee, Employee’s legal representative nor a permissible assignee of these Stock Options shall have any of the rights and privileges of a stockholder of the Company with respect to the Shares, unless and until such Shares have been issued in the name of Employee, Employee’s legal representative or permissible assignee, as applicable.

(c)   No Right to Employment.  The grant of the Stock Options shall not be construed as giving Employee the right to be retained in the employ of, or as giving a director of the Company or an Affiliate (as defined in the Plan) the right to continue as a director of the Company or an Affiliate with, the Company or an Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment or position at any time, with or without cause or remove a Director in accordance with applicable law.  In addition, the Company or an Affiliate may at any time dismiss Employee from employment, or terminate the term of a director of the Company or an Affiliate, free from any liability or any claim under the Plan or the Agreement.  Nothing in the Agreement shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate.  The Stock Options granted hereunder shall not form any part of the wages or salary of Employee for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment.  Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Agreement or Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise.  By participating in the Plan, Employee shall be deemed to have accepted all the conditions of the Plan and the Agreement and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(d)   Governing Law.  The validity, construction and effect of the Plan and the Agreement, and any rules and regulations relating to the Plan and the Agreement, shall be determined in accordance with the internal laws, and not the law of conflicts, of the Yukon Territory.

(e)   Severability.  If any provision of the Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Agreement under any law deemed applicable by the Committee (as defined in the Plan), such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Agreement, such provision shall be stricken as to such jurisdiction or the Agreement, and the remainder of the Agreement shall remain in full force and effect.

(f)    No Trust or Fund Created.  Neither the Plan nor the Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and Employee or any other person.  To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(g)   Headings.  Headings are given to the Sections and subsections of the Agreement solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Agreement or any provision thereof.

(h)   Conditions Precedent to Issuance of Shares.  Shares shall not be issued pursuant to the exercise of the Stock Options unless such exercise and the issuance and delivery of the applicable Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, the requirements of any applicable stock exchange and the laws of the Yukon Territory.  As a condition to the exercise of the purchase price relating to the Stock Options, the Company may require that the person exercising or paying the purchase price represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation and warranty is required by law.

(i)    Withholding.  In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the Stock Options and in order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Employee.

(j)    Consultation With Professional Tax and Investment Advisors.  The holder of these Stock Options acknowledges that the grant, exercise, vesting or any payment with respect to these Stock Options, and the sale or other taxable disposition of the Shares acquired pursuant to the exercise thereof, may have tax consequences pursuant to the Code or under local, state or international tax laws.  The holder further acknowledges that such holder is relying solely and exclusively on the holder’s own professional tax and investment advisors with respect to any and all such matters (and is not relying, in any manner, on the Company or any of its employees or representatives).  Finally, the holder understands and agrees that any and all tax consequences resulting from the Stock Options and their grant, exercise, vesting or any payment with respect thereto, and the sale or other taxable disposition of the Shares acquired pursuant to the Plan, is solely and exclusively the responsibility of the holder without any expectation or understanding that the Company or any of its employees or representatives will pay or reimburse such holder for such taxes or other items.

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SIGNATURES

IN WITNESS WHEREOF, the Company and Employee have executed this Agreement on the date set forth in the first paragraph.

KODIAK OIL & GAS CORP.

By:
Name:
Title:

EMPLOYEE

Name:

EXHIBIT A

PERFORMANCE VESTING CONDITIONS SCHEDULE

This Exhibit A to the Non-Incentive Performance-Based Stock Option Agreement (the “Agreement”) contains the Performance Vesting Conditions with respect to the Stock Options.  To the extent that any of the Performance Vesting Conditions result in a number of Stock Options that is not a whole number, then the total number of vested Stock Options shall be rounded down to the nearest whole number.  The satisfaction by the Company of the performance results underlying the Performance Vesting Conditions shall be determined by the Committee in its sole discretion.  Capitalized terms used but not defined herein shall have the same meanings assigned to them in the Agreement.

1.1                                         Performance Vesting Condition — Net Worth.  The vesting of the Stock Options shall, in part, be subject to a Performance Vesting Condition based on total stockholder’s equity of the Company as of December 31, 2008 as reflected in the Company’s audited consolidated balance sheet as of December 31, 2008 (“Net Worth”), as follows:

(a)          If the Company achieves actual Net Worth in an amount greater than or equal to $81,952,039, then exactly 7.5% of the [total] Stock Options granted under the Agreement shall vest on March 20, 2009 pursuant to Section 1.1.

(b)         If the Company achieves actual Net Worth in an amount less than $68,293,366, then exactly 0% of the [total] Stock Options granted under the Agreement shall vest on March 20, 2009 pursuant to this subsection 1.1.

(c)          If the Company achieves actual Net Worth in an amount between $68,293,366, inclusive, and $81,952,039, exclusive, then Stock Options shall vest pursuant to this subsection 1.1 on March 20, 2009 in an amount equal to the result of (i) actual Net Worth divided by (ii) $81,952,039 multiplied by (iii) 7.5% multiplied by (iv) [the total Stock Options granted under the Agreement].

1.2                                         Performance Vesting Condition — Income (Loss).  The vesting of the Stock Options shall, in part, be subject to a Performance Vesting Condition based on the net income (loss) of the Company for the year ended December 31, 2008 as reflected in the Company’s audited consolidated statement of operation for the year then ended (“Income (Loss)”), as follows:

(a)          If the Company achieves actual Income (Loss) in an amount greater than or equal to $0, then exactly 11.25% of the [total] Stock Options granted under the Agreement shall vest on March 20, 2009 pursuant to Section 1.2.

(b)         If the Company achieves actual Income (Loss) in an amount less than ($38,185,890), then exactly 0% of the [total] Stock Options granted under the Agreement shall vest on March 20, 2009 pursuant to Section 1.2.

(c)          If the Company achieves Income (Loss) in an amount between ($38,185,890), inclusive, and $0, exclusive, then Stock Options shall vest on March 20, 2009 pursuant to Section 1.2 in an amount equal to one (1) minus the result of (i) the absolute value of actual Income (Loss) divided by (ii) $38,185,890, which result shall be multiplied by (x) 11.25% multiplied by (y) [the total Stock Options granted under the Agreement].

1.3                                         Performance Vesting Condition — Adjusted EBITDA.  The vesting of the Stock Options shall, in part, be subject to a Performance Vesting Condition based on the Adjusted EBITDA of the Company for the year ended December 31, 2008, as set forth in this Section 1.3.  As used herein, the term “Adjusted EBITDA” shall have the meaning and value assigned to it in the Company’s Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2008 (“Adjusted EBITDA”).

(a)          If the Company achieves Adjusted EBITDA in an amount greater than or equal to $3,216,678, then exactly 11.25% of the [total] Stock Options granted under the Agreement shall vest on March 20, 2009 pursuant to Section 1.3.

(b)         If the Company achieves Adjusted EBITDA in an amount less than $2,680,565, then exactly 0% of the [total] Stock Options granted under the Agreement shall vest on March 20, 2009 pursuant to Section 1.3.

(c)          If the Company achieves Adjusted EBITDA in an amount between $2,680,565, inclusive, and $3,216,678, exclusive, then Stock Options shall vest on March 20, 2009 pursuant to Section 1.3 in an amount equal to the result of (i) actual Adjusted EBITDA divided by (ii) $3,216,678 multiplied by (iii) 11.25% multiplied by (iv) [the total Stock Options granted under the Agreement].

1.4                                         Performance Vesting Condition — Oil and Gas Sales Volume.  The vesting of the Stock Options shall, in part, be subject to a Performance Vesting Condition based on the amount disclosed in the Company’s financials for the year ended December 31, 2008 for oil and gas sales volume expressed in BOE (6Mcf:1Bbl) (“Oil and Gas Sales Volume”), as follows:

(a)          If the Company achieves Oil and Gas Sales Volume in an amount greater than or equal to 163,535, then exactly 22.5% of the [total] Stock Options granted under the Agreement shall vest on March 20, 2009 pursuant to Section 1.4.

(b)         If the Company achieves Oil and Gas Sales Volume for the year ended December 31, 2008 in an amount less than 136,279, then exactly 0% of the [total] Stock Options granted under the Agreement shall vest on March 20, 2009 pursuant to Section 1.4.

(c)          If the Company achieves Oil and Gas Sales Volume in an amount between 136,279, inclusive, and 163,535, exclusive, then Stock Options shall vest on March 20, 2009 pursuant to Section 1.4 in an amount equal to the result of (i) actual Oil and Gas Sales Volume divided by (ii) 163,535 multiplied by (iii) 22.5% multiplied by (iv) [the total Stock Options granted under the Agreement].

1.5                                         Performance Vesting Condition — Proved Reserves.  The vesting of the Stock Options shall be subject to a Performance Vesting Condition based on total oil and gas proved reserves expressed in MBOE (6Mcf:1Bbl) of the Company for the year ended December 31, 2008 as reflected in the Company’s financial statements for the period ended December 31, 2008 (“Proved Reserves”), as follows:

(a)          If the Company achieves Proved Reserves in an amount greater than or equal to 1,658, then exactly 22.5% of the [total] Stock Options granted under the Agreement shall vest on March 20, 2009 pursuant to Section 1.5.

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(b)         If the Company achieves Proved Reserves for the year ended December 31, 2008 in an amount less than 1,381.3, then exactly 0% of the [total] Stock Options granted under the Agreement shall vest on March 20, 2009 pursuant to Section 1.5.

(c)          If the Company achieves Proved Reserves for the year ended December 31, 2008 in an amount between 1,381.3, inclusive, and 1,658, exclusive, then Stock Options shall vest on March 20, 2009 pursuant to Section 1.5 in an amount equal to the result of (i) actual Proved Reserves divided by (ii) 1,658 multiplied by (iii) 22.5% multiplied by (iv) [the total Stock Options granted under the Agreement].

1.6                                         Performance Vesting Condition — Discretionary.  The vesting of the Stock Options shall, in part, be subject to a Performance Vesting Condition such that the Committee may, in its discretion, permit up to 25% of the [total] Stock Options granted under the Agreement to vest on March 20, 2009 pursuant to this Section 1.6.

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